INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ALBERTA

NUMBER

ZQ000000

MEGAWEST ENERGY CORP.

ISIN: CA 5851681075

SHARES

0****
0**
****0****
*****0***
******0**

THIS CERTIFIES THAT

** SPECIMEN **

IS THE REGISTERED HOLDER OF

** ZERO **

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE

in the capital of the above named Company subject to the charter documents of the Company transferable on the books of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers at Calgary, Alberta, Canada.

President

Secretary

CANCELLED

DATED June 12, 2008

COUNTERSIGNED AND REGISTERED
PACIFIC CORPORATE SERVICES LTD **VANCOUVER**
TRANSFER AGENT AND REGISTRAR

BY: ______________________
Authorized Officer

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

The Shares represented by this Certificate are transferable at the offices of Pacific Corporate Services Ltd, Vancouver, British Columbia.

Printed by DATA BUSINESS FORMS

PCS VAN 3160696 3160696

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by entireties
JT TEN	- as joint tenants with right of survivorship and not tenants in common
(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act

In the case of an individual assignee, show at least one given name in full

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

PLEASE INSERT SOCIAL INSURANCE NUMBER, SOCIAL SECURITY NUMBER, OR OTHER IDENTIFYING NUMBER OF TRANSFEREE

S.I.N./S.S.N. ___-___-___

____

Please print or typewrite name and address (including postal code or zip code, as applicable) of transferee

____

____shares

registered in the name of the undersigned on the books of the Company named on the face of this certificate and represented hereby, and irrevocably constitutes and appoints a duly authorized officer of the transfer agent and registrar as the attorney of the undersigned to transfer the said shares on the register of transfers and books of the Company with full power of substitution hereunder.

DATED:______________________20______ Signature:______________________________

NOTICE: The signatures of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a Canadian chartered bank or eligible guarantor institution with membership in an approved signature guarantee medallion program.

Signature Guaranteed By: